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              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

     NUMBER                                                          SHARES


                                                                 CUSIF NUMBER
                                                                 [ILLEGIBLE]

                        MEDIA COMMUNICATIONS GROUP, INC.

                                   [ILLEGIBLE]


         This is to Certify that ____________________ is the owner of ______________________ fully paid and non-assessable Shares of the Capital Stock of MEDIA COMMUNICATIONS GROUP, INC.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

         In Witness Whereof, the said Corporation has caused this certificate to be signed by its duly authorized officers, and to be sealed with the Seal of the Corporation.

                                    this____________ day of _________ A.D.______